Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form SB-2 of Kingsley Resources, Inc. of our report dated November 16, 2007 relating to our audits of the financial statements appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Interest of Named Experts and Counsel” in such Prospectus.

/s/ Semple, Marchal & Cooper, LLP

Semple, Marchal & Cooper, LLP

January 31, 2008